Exhibit 10.11.1
AMENDMENT NO. 1
TO
CONSULTING AGREEMENT
          THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this “Amendment”) dated as of March 24, 2010 (the “Amendment Date”), is entered into between Fallbrook Technologies Inc. (“Fallbrook”), and ASL Management Consulting Company Limited (“ASL”).
          WHEREAS, the Parties previously entered into that certain Consulting Agreement dated December 1, 2009 (the “Consulting Agreement”); and
          WHEREAS, the Parties desire to amend the Consulting Agreement as provided by the terms provided hereunder.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree the Consulting Agreement shall be amended as follows:
1. Exhibit B. The “Warrants” paragraph of Exhibit B is hereby amended and restated in its entirety as follows:
Warrants. Fallbrook shall issue to Consultant warrants (each a “Warrant”) to purchase up to an aggregate maximum of *** shares of its common stock (the “Warrant Shares”) at an exercise price of $*** per share pursuant to the following terms and conditions:
•	The Warrants shall terminate upon the earlier of (i) *** following the Effective Date, and (ii) the sale of the company whether by merger or sale of all or substantially all of the company’s assets.

•	The Warrants shall have a market stand-off provision acceptable to Fallbrook.

•	Fallbrook shall have a right of first refusal on the Warrant Shares acceptable to Fallbrook.

•	Fallbrook shall issue a Warrant for the applicable number of Warrant Shares upon the satisfactory achievement of the applicable milestone as follows:
•	*** Warrant Shares as of the Effective Date;

•	*** Warrant Shares upon receipt of payment for a *** piece order placed by the end of May 1, 2010 for delivery by end of 2011 or, if such an order is not placed by May 1, 2010, then *** Warrant Shares for a LOI or MOU for the purchase of product or a strategic alliance, in any case executed by the end of May 1, 2010, that actually leads to the purchase of product and an additional *** Warrant Shares upon receipt of payment for a *** piece order placed following May 1, 2010. For the avoidance of doubt, the LOI or MOU plus the *** piece order after May 1, 2010 would total *** Warrant Shares, such that the maximum Warrant Shares under this paragraph shall not exceed ***.

•	*** Warrant Shares upon the booking of revenue in each incremental amount of at least ***;

•	*** Warrant Shares upon the signing and obtaining funding for the CVP/electric vehicle institute; and

•	*** Warrant Shares upon the consummation of each strategic deal with a transmission or electric motor company for a development agreement of a size of *** million.

***	Portions of this page have been omitted pursuant to a Confidential Treatment Request filed separately with the Commission.

2. Miscellaneous.
          2.1 Continuing Effect. This Amendment shall be effective for all purposes as of the Amendment Date. Except as otherwise expressly modified by this Amendment, the Consulting Agreement shall remain in full force and effect in accordance with its terms.
          2.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.
          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Amendment Date.

FALLBROOK TECHNOLOGIES INC.		ASL MANAGEMENT CONSULTING COMPANY LIMITED

By:	/s/ William G. Klehm III	By:	/s/ Rudolph A. Schlais, Jr.

Name:	William G. Klehm III	Name:	Rudolph A. Schlais, Jr.

Title:	Chairman and CEO	Title:	Chairman

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